UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: October 12, 2005

Date of Earliest Event reported: October 6, 2005

THE NEIMAN MARCUS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-19659	95-4119509
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Marcus Square
1618 Main Street, Dallas, Texas		75201
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (214) 741-6911

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INTRODUCTORY NOTE

On October 6, 2005, The Neiman Marcus Group Inc. (the “Company” or “Neiman Marcus”) announced that an investor group led by Texas Pacific Group and Warburg Pincus LLC (the “Sponsors”) had completed the acquisition of the Company.

The Sponsors financed the transaction with equity contributions from funds affiliated with the Sponsors (the “Sponsor Funds”), certain co-investors (the “Co-Investors”) and certain members of management (together, the “Investors”) and cash on hand at Neiman Marcus, along with a new $1,975 million senior secured term loan facility, a new senior secured asset-based revolving credit facility providing financing of up to $600 million, of which $150 million was drawn at the closing, and the private placement of $700 million aggregate principal amount of 9% / 9 3/4% senior notes due 2015 (the “senior notes”) and $500 million aggregate principal amount of 10 3/8% senior subordinated notes due 2015 (the “senior subordinated notes”).  To consummate the acquisition, Newton Acquisition Merger Sub, Inc. was merged (the “Merger”) with and into the Company and the Company was the surviving corporation under the Merger.  In connection with the closing of the Merger and related transactions (the “Transactions”), the Company called for the redemption of all of its 6.65% senior notes due 2008 (the “existing 2008 notes”) and terminated its existing $350 million unsecured revolving credit facility.

FORWARD-LOOKING STATEMENTS

This current report on Form 8-K contains forward-looking statements based on estimates and assumptions. Forward-looking statements give our current expectations or forecasts of future events. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “plan,” “predict,” “expect,” “estimate,” “intend,” “would,” “could,” “should,” “anticipate,” “believe,” “project” or “continue” or the negative thereof or other similar words. Any or all of our forward-looking statements in this current report may turn out to be incorrect, possibly to a material degree. Such statements can be affected by inaccurate assumptions we might make or by known or unknown risks or uncertainties. Consequently, no forward-looking statement can be guaranteed. Actual results may vary materially from our forward-looking statements. Investors are cautioned not to place undue reliance on any forward-looking statements.

Investors should also understand that it is not possible to predict or identify all the risks and uncertainties that could affect future events and should not consider the following list to be a complete statement of all potential risks and uncertainties. Important factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to:

Political and General Economic Conditions

•                  current political and general economic conditions or changes in such conditions including relationships between the United States and the countries from which we source our merchandise;

•                  terrorist activities in the United States and elsewhere;

•                  political, social, economic or other events resulting in the short- or long-term disruption in business at our stores, distribution centers or offices;

Customer Demographic Issues

•                  changes in the demographic or retail environment;

•                  changes in consumer confidence resulting in a reduction of discretionary spending on goods;

•                  changes in consumer preferences or fashion trends;

•                  changes in our relationships with key customers;

•                  changes in our proprietary credit card arrangement that adversely impact our ability to provide credit to our customers;

Merchandise Procurement and Supply Chain Considerations

•                  changes in our relationships with designers, vendors and other sources of merchandise, including adverse changes in their financial viability;

•                  delays in receipt of merchandise ordered due to work stoppages or other causes of delay in connection with either the manufacture or shipment of such merchandise;

•                  changes in foreign currency exchange or inflation rates;

•                  significant increases in paper, printing and postage costs;

Industry and Competitive Factors

•                  competitive responses to our loyalty programs, marketing, merchandising and promotional efforts or inventory liquidations by vendors or other retailers;

•                  seasonality of the retail business;

•                  adverse weather conditions or natural disasters, particularly during peak selling seasons;

•                  delays in anticipated store openings and renovations;

•                  our success in enforcing our intellectual property rights;

Employee Considerations

•                  changes in key management personnel and our ability to retain key management personnel;

•                  changes in our relationships with certain of our key sales associates and our ability to retain our key sales associates;

Legal and Regulatory Issues

•                  changes in government or regulatory requirements increasing our costs of operations;

•                  litigation that may have an adverse effect on our financial results or reputation;

Issues Relating to the Transactions

•                  the effects on us of incurring a substantial amount of indebtedness under our new debt documentation;

•                  the effects on us of complying with the covenants contained in our new debt documentation;

•                  restrictions the terms and conditions of our new debt documentation may place on our ability to respond to changes in our business or to take certain actions;

Other Factors

•                  the design and implementation of new information systems as well as enhancements of existing systems; and

•                  other risks, uncertainties and factors set forth in this current report on Form 8-K and in our reports and documents filed with the SEC.

The foregoing factors are not exhaustive, and new factors may emerge or changes to the foregoing factors may occur that could impact our business. Except to the extent required by law, we undertake no obligation to update or revise (publicly or otherwise) any forward-looking statements to reflect subsequent events, new information or future circumstances.

Section 1 – Registrant’s Business and Operations

Item 1.01  Entry into a Material Definitive Agreement

1.  Senior Secured Asset-Based Revolving Credit Facility

Overview.  On October 6, 2005, in connection with the Transactions, we entered into a credit agreement and related security and other agreements for a new senior secured asset-based revolving credit facility with Deutsche Bank Trust Company Americas as administrative agent and collateral agent.

Our new senior secured asset-based revolving credit facility provides financing of up to $600 million, subject to the borrowing base. The borrowing base at any time will equal the lesser of 80% of eligible inventory (valued at the lower of cost or market value) and 85% of net orderly liquidation value of the eligible inventory, less certain reserves. Our new senior secured asset-based revolving credit facility includes borrowing capacity available for letters of credit and for borrowings on same-day notice, referred to as swingline loans, and is available in U.S. dollars.  The full amount of the new senior secured asset-based revolving credit facility was available at closing, and we utilized at closing $150 million of this facility for loans and approximately $17 million of this facility for letters of credit.

The new senior secured asset-based revolving credit facility provides that we have the right at any time to request up to $200 million of additional commitments under this facility.  The lenders under this facility are under no obligation to provide any such additional commitments, and any increase in commitments will be subject to customary conditions precedent. If we were to request any such additional commitments and the existing lenders or new lenders were to agree to provide such commitments, the facility size could be increased to up to $800 million, but our ability to borrow under this facility would still be limited by the amount of the borrowing base.

Interest Rate and Fees.  Borrowings under our new senior secured asset-based revolving credit facility bear interest at a rate equal to, at our option, either (a) a base rate determined by reference to the higher of (1) the prime rate of Deutsche Bank Trust Company Americas and (2) the federal funds effective rate plus  1/2 of 1% or (b) a LIBOR rate determined by reference to the costs of funds for U.S. dollar deposits for the interest period relevant to such borrowing adjusted for certain additional costs, in each case plus an applicable margin.  The initial applicable margin for borrowings under our new senior secured asset-based revolving credit facility is 0% with respect to base rate borrowings and 1.75% with respect to LIBOR borrowings.  The applicable margin for borrowings under our new senior secured asset-based revolving credit facility is subject to adjustment based on the historical availability under the facility.

In addition to paying interest on outstanding principal under our new senior secured asset-based revolving credit facility, we are required to pay a commitment fee of 0.375% per annum in respect of the unutilized commitments thereunder. If the average revolving loan utilization thereunder is 50% or more for any applicable period, the commitment fee will be reduced to 0.250% for such period. We must also pay customary letter of credit fees and agency fees.

Mandatory Repayments.  If at any time the aggregate amount of outstanding loans, unreimbursed letter of credit drawings and undrawn letters of credit under our new senior secured asset-based revolving credit facility exceeds the lesser of (i) the commitment amount and (ii) the borrowing base, we will be required to repay outstanding loans or cash collateralize letters of credit in an aggregate amount equal to such excess, with no reduction of the commitment amount. If the amount available under our new senior secured asset-based revolving credit facility is less than $60 million or an event of default has occurred under such facility, we will be required to repay outstanding loans and cash collateralize letters of credit with the cash we are required to deposit daily in a collection account maintained with the agent under the facility.

Voluntary Repayments.  We may voluntarily reduce the unutilized portion of the commitment amount and repay outstanding loans at any time without premium or penalty other than customary “breakage” costs with respect to LIBOR loans.

Amortization and Final Maturity.  There is no scheduled amortization under our new senior secured asset-based revolving credit facility. The principal amount outstanding of the loans under our new senior secured asset-based revolving credit facility are due and payable in full at maturity on October 6, 2010.

Guarantees and Security.  All obligations under our new senior secured asset-based revolving credit facility are unconditionally guaranteed by Newton Acquisition, Inc., our direct parent company, and, subject to the exceptions described in the following sentence, certain of our existing and future domestic subsidiaries. The following entities do not guarantee our new senior secured asset-based revolving credit facility: (i) Neiman Marcus Funding Corporation, (ii) Gurwitch Products, L.L.C., (iii) Kate Spade LLC and (iv) certain immaterial subsidiaries.

All obligations under our new senior secured asset-based revolving credit facility, and the guarantees of those obligations, are secured, subject to certain exceptions, by substantially all of our assets and the assets of Newton Acquisition, Inc. and our subsidiaries that have guaranteed the facility (the “subsidiary guarantors”), including:

•                  a first-priority security interest in personal property consisting of inventory and related accounts, cash, deposit accounts, all payments received by us or the subsidiary guarantors from credit card clearinghouses and processors or otherwise in respect of all credit card charges for sales of inventory by us and the subsidiary guarantors, certain related assets and proceeds of the foregoing;

•                  a second-priority pledge of 100% of our capital stock and certain of the capital stock held by us, Newton Acquisition, Inc. or any subsidiary guarantor (which pledge, in the case of any foreign subsidiary is limited to 100% of the non-voting stock (if any) and 65% of the voting stock of such foreign subsidiary); and

•                  a second-priority security interest in, and mortgages on, substantially all other tangible and intangible assets of us, Newton Acquisition, Inc. and each subsidiary guarantor, including a significant portion of our material owned and leased real property (which on October 6, 2005 consisted of a majority of our full-line retail stores) and equipment, but excluding credit card receivables and related assets to the extent sold or otherwise transferred in connection with the sale of our approximately three million private label Neiman Marcus and Bergdorf Goodman credit card accounts and related assets, as well as the outstanding balances associated with such accounts, to HSBC Bank Nevada, National Association (the “Credit Card Sale”) or any other credit card program transaction and leasehold interests under non-financeable leases.

In addition, on the closing date of our new senior secured asset-based revolving credit facility, a substantial portion of the collateral described in the last two bullet points above was pledged to secure on an equal and ratable basis our existing 7.125% senior debentures due 2028 (the “existing 2028 debentures”) and, pending their redemption, our existing 2008 notes for the benefit of the holders thereof, to the extent required by the indenture governing such debentures and notes.

Capital stock and other securities of a subsidiary of the Company that are owned by the Company or any subsidiary guarantor do not constitute collateral under our senior secured asset-based revolving credit facility to the extent that such securities cannot secure our existing 2028 debentures, our existing 2008 notes (pending their redemption) or other secured public debt obligations without requiring the preparation and filing of separate financial statements of such subsidiary in accordance with applicable SEC rules. As a result, the collateral under our senior secured asset-based revolving credit facility includes shares of capital stock or other securities of subsidiaries of the Company or any subsidiary guarantor only to the extent that the applicable value of such securities (on a subsidiary-by-subsidiary basis) is less than 20% of the aggregate principal amount of the existing 2028 debentures or (until their redemption) our existing 2008 notes or other secured public debt obligations. Stock of Kate Spade LLC and Gurwitch Products, L.L.C. (the “Brand Development Companies”) and their assets also does not constitute collateral under our senior secured asset-based revolving credit facility.

Certain Covenants and Events of Default.  Our new senior secured asset-based revolving credit facility contains a number of covenants that, among other things and subject to certain exceptions, restrict our ability and the ability of our subsidiaries to:

•      incur additional indebtedness;

•      pay dividends on our capital stock or redeem, repurchase or retire our capital stock or indebtedness;

•      make investments, loans, advances and acquisitions;

•      create restrictions on the payment of dividends or other amounts to us from our restricted subsidiaries;

•      engage in transactions with our affiliates;

•      sell assets, including capital stock of our subsidiaries;

•      consolidate or merge;

•      create liens; and

•      enter into sale and lease back transactions.

The covenants limiting dividends and other restricted payments; investments, loans, advances and acquisitions; and prepayments or redemptions of other indebtedness, each permit the restricted actions in an unlimited amount, subject to the satisfaction of certain payment conditions, principally that we must have at least $75 million of pro forma excess availability under the senior secured asset-based revolving credit facility and that we must be in pro forma compliance with the fixed charge coverage ratio described in the next paragraph.

Although the credit agreement governing our new senior secured asset-based revolving credit facility does not require us to comply with any financial ratio maintenance covenants, if less than $60 million were available under our new senior secured asset-based revolving credit facility at any time, we would not be permitted to borrow any additional amounts unless our pro forma ratio of consolidated EBITDA to consolidated Fixed Charges (as such terms are defined in the credit agreement) were at least 1.1 to 1.0.

The credit agreement governing our new senior secured asset-based revolving credit facility also contains customary affirmative covenants and events of default.

2.  Senior Secured Term Loan Facility

Overview.  In connection with the Transactions, we entered into a credit agreement and related security and other agreements for a $1,975 million senior secured term loan facility with Credit Suisse as administrative agent and collateral agent.  The full amount of the senior secured term loan facility was borrowed on October 6, 2005 in connection with the closing of the Transactions.

Interest Rate and Fees.  Borrowings under our new senior secured term loan facility bear interest at a rate equal to at our option, either (a) a base rate determined by reference to the higher of (1) the prime rate of Credit Suisse and (2) the federal funds effective rate plus  1/2 of 1% or (b) a LIBOR rate determined by reference to the costs of funds for U.S. dollar deposits for the interest period relevant to such borrowing adjusted for certain additional costs, in each case plus an applicable margin. The applicable margin for borrowings under our new senior secured term loan facility is 1.5% with respect to base rate borrowings and 2.5% with respect to LIBOR borrowings.

Mandatory Repayments.  The credit agreement governing our new senior secured term loan facility requires us to prepay outstanding term loans with 50% (which percentage will be reduced to 25% if our total leverage ratio is less than a specified ratio and will be reduced to 0% if our total leverage ratio is less than a specified ratio) of our annual excess cash flow (as defined in the credit agreement).

Change of Control Prepayment Offer and Asset Sale Offers.  If a change of control as defined in the credit agreement (which is the same as the corresponding definition in the indentures governing the senior notes and the senior subordinated notes) occurs, we will be required to offer to prepay all outstanding term loans, at a prepayment price equal to 101% of the principal amount to be prepaid, plus accrued and unpaid interest to the date of prepayment. We must also offer to prepay outstanding term loans at 100% of the principal amount to be prepaid, plus accrued and unpaid interest, with the proceeds of certain asset sales under certain circumstances.

Voluntary Repayments.  We may voluntarily prepay outstanding loans under our new senior secured term loan facility at any time without premium or penalty other than customary “breakage” costs with respect to LIBOR loans. If we repay all or any portion of our new senior secured term loan facility prior to the first anniversary of the closing date of the Transactions (other than a prepayment that is made with certain designated asset sale proceeds as defined in the credit agreement), we must pay 101% of the principal amount to be repaid.

Amortization and Final Maturity.  There is no scheduled amortization under our new senior secured term loan facility. The principal amount outstanding of the loans under our new senior secured term loan facility is due and payable in full at maturity, on April 6, 2013.

Guarantees and Security.  All obligations under our new senior secured term loan facility are unconditionally guaranteed by Newton Acquisition, Inc., our direct parent company, and each direct and indirect domestic subsidiary of the Company that guarantees the obligations of the Company under our new senior secured asset-based revolving credit facility.

All obligations under our new senior secured term loan facility, and the guarantees of those obligations, are secured, subject to certain exceptions, by substantially all of our assets and the assets of Newton Acquisition, Inc. and the subsidiary guarantors, including:

•                  a first-priority pledge of 100% of our capital stock and certain of the capital stock held by us, Newton Acquisition, Inc. or any subsidiary guarantor (which pledge, in the case of any foreign subsidiary is limited to 100% of the non-voting stock (if any) and 65% of the voting stock of such foreign subsidiary); and

•                  a first-priority security interest in, and mortgages on, substantially all other tangible and intangible assets of us, Newton Acquisition Inc. and each subsidiary guarantor, including a significant portion of our material owned and leased real property (which on October 6, 2005 consisted of a majority of our full-line retail stores) and equipment, but excluding credit card receivables and related assets to the extent sold or otherwise transferred in connection with the Credit Card Sale or any other credit card program transaction, leasehold interests under non-financeable leases and the collateral described in the following bullet point; and

•                  a second-priority security interest in personal property of consisting of inventory and related accounts, cash, deposit accounts, all payments received by us or the subsidiary guarantors from credit card clearinghouses and processors or otherwise in respect of all credit card charges for sales of inventory by us and the subsidiary guarantors, certain related assets and proceeds of the foregoing.

In addition, on the closing date of our new senior secured term loan facility, a substantial portion of the collateral described in the first two bullet points above was pledged to secure on an equal and ratable basis our existing 2028 debentures and, pending their redemption, our existing 2008 notes for the benefit of the holders thereof, to the extent required by the indenture governing such debentures and notes.

Capital stock and other securities of a subsidiary of the Company that are owned by the Company or any subsidiary guarantor do not constitute collateral under our senior secured term loan facility to the extent that such securities cannot secure our existing 2028 debentures, our existing 2008 notes (pending their redemption) or other secured public debt obligations without requiring the preparation and filing of separate financial statements of such subsidiary in accordance with applicable SEC rules. As a result, the collateral under our senior secured term loan facility includes shares of capital stock or other securities of subsidiaries of the Company or any subsidiary guarantor only to the extent that the applicable value of such securities (on a subsidiary-by-subsidiary basis) is less than 20% of the aggregate principal amount of our existing 2028 debentures, our existing 2008 notes (until their redemption) or other secured public debt obligations. Stock of our Brand Development Companies and their assets also does not constitute collateral under our senior secured term loan facility.

Certain Covenants and Events of Default.  The credit agreement governing our new senior secured term loan facility contains a number of negative covenants that are substantially similar to those governing the senior notes and additional covenants related to the security arrangements for the facility.

The credit agreement governing our new senior secured term loan facility also contains customary affirmative covenants and events of default.

3.  Senior Indenture and Senior Notes due 2015

General

On October 6, 2005, Newton Acquisition Merger Sub., Inc. issued $700.0 million aggregate original principal amount of 9% / 9 ¾% senior notes under a Senior Indenture (the “Senior Indenture”) among Newton Acquisition Merger Sub, Inc., Wells Fargo Bank, National Association, as trustee, Newton Acquisition, Inc. and the subsidiary guarantors.  Immediately following the closing of the offering and as part of the Transactions, The Neiman Marcus Group, Inc. as the surviving corporation under the Merger, assumed all the obligations of Newton Acquisition Merger Sub, Inc. under the Senior Indenture.  The senior notes will mature on October 15, 2015.

For any interest payment period through October 15, 2010, the Company may, at its option, elect to pay interest on the senior notes:

•                  entirely in cash (“Cash Interest”) or

•                  entirely by increasing the principal amount of the outstanding senior notes or by issuing PIK Notes (“PIK Interest”).

Cash Interest on the senior notes accrues at the rate of 9% per annum.  PIK Interest on the senior notes accrues at the rate of 9 3/4% per annum.  After October 15, 2010, the Company will make all interest payments on the senior notes entirely in cash.  All senior notes, including the senior notes issued pursuant to a PIK Payment will mature on October 15, 2015 and are governed by, and subject to the terms, provisions and conditions of, the Senior Indenture and shall have the same rights and benefits as the senior notes issued on October 6, 2005 (the “Issue Date”).

Interest on the senior notes is payable quarterly in arrears on each January 15, April 15, July 15 and October 15, commencing on January 15, 2006. The Company will make each interest payment to the holders of record (“Holders”) of the senior notes on the immediately preceding January 1, April 1, July 1 and October 1.

Guarantees

The senior notes are guaranteed, jointly and severally, on an unsecured, senior basis, by each of our wholly-owned domestic subsidiaries that guarantee our obligations under our new senior secured credit facilities and by Newton Acquisition, Inc., our immediate parent company.

Ranking

The senior notes and the guarantees thereof are our and the guarantors’ unsecured, senior obligations and rank:

•                  equal in the right of payment with all of our and the guarantors’ existing and future senior indebtedness, including any borrowings under our new senior secured credit facilities and the guarantees thereof, our existing 2028 debentures and, pending their redemption, our existing 2008 notes; and

•                  senior to all of our and our guarantors’ existing and future subordinated indebtedness, including the senior subordinated notes and the guarantees thereof.

The senior notes also are effectively junior in priority to our and our guarantors’ obligations under all secured indebtedness, including our new senior secured credit facilities, our existing 2028 debentures, our existing 2008 notes (until their redemption after the closing date), and any other secured obligations, in each case, to the extent of the value of the assets securing such obligations.

In addition, the senior notes are structurally subordinated to all existing and future liabilities, including trade payables, of our subsidiaries that are not providing guarantees.

Mandatory Redemption; Offer to Purchase; Open Market Purchases

The Company is not required to make any mandatory redemption or sinking fund payments with respect to the senior notes. However, under certain circumstances, the Company may be required to offer to purchase senior notes as described under “Repurchase at the Option of Holders” below. The Company may from time to time acquire senior notes by means other than a redemption, whether by tender offer, in open market purchases, through negotiated transactions or otherwise, in accordance with applicable securities laws.

Optional Redemption

Except as described below, the senior notes are not redeemable at the Company’s option prior to October 15, 2010. From and after October 15, 2010, the Company may redeem the senior notes, in whole or in part, upon not less than 30 nor more than 60 days’ prior notice at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, and Additional Interest (as defined in the Senior Indenture), if any, thereon to the applicable redemption date, subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the twelve-month period beginning on October 15 of each of the years indicated below:

Year	Percentage
2010	104.500%
2011	103.000%
2012	101.500%
2013 and thereafter	100.000%

Prior to October 15, 2008, the Company may, at its option, redeem up to 35% of the sum of the original aggregate principal amount of senior notes (and the original principal amount of any Additional Senior Notes) issued under the Senior Indenture at a redemption price equal to 109.000% of the aggregate principal amount thereof, plus accrued and unpaid interest, and Additional Interest, if any, thereon to the redemption date, subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date, with the net cash proceeds of one or more Equity Offerings of the Company or any direct or indirect parent of the Company to the extent such net proceeds are contributed to the Company; provided that:

•                  at least 50% of the sum of the aggregate principal amount of senior notes originally issued under the Senior Indenture and any Additional Senior Notes issued under the Senior Indenture after the Issue Date remain outstanding immediately after the occurrence of each such redemption; and

•                  each such redemption occurs within 90 days of the date of closing of each such Equity Offering.

At any time prior to October 15, 2010, the Company may also redeem all or a part of the senior notes, upon not less than 30 nor more than 60 days’ prior notice, at a redemption price equal to 100% of the principal amount of senior notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Additional Interest, if any, to the redemption date, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date.

Repurchase at the Option of Holders

Change of Control

Upon the occurrence of a change of control, which is defined in the Senior Indenture, each holder of the senior notes has the right to require the Company to repurchase some or all of such holder’s senior notes at a price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, and Additional Interest, if any, to the date of purchase, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date.

Covenants

The indentures governing the senior notes contain covenants that limit our ability and certain of our subsidiaries’ ability to:

•                  incur additional indebtedness;

•                  pay dividends on our capital stock or redeem, repurchase or retire our capital stock or subordinated indebtedness;

•                  make investments;

•                  create restrictions on the payment of dividends or other amounts to us from our restricted subsidiaries that are not guarantors of the notes;

•                  engage in transactions with our affiliates;

•                  sell assets, including capital stock of our subsidiaries;

•                  consolidate or merge;

•                  create liens; and

•                  enter into sale and lease back transactions.

Our Brand Development Companies are not subject to the covenants contained in the Senior Indenture.

Events of Default

The Senior Indenture also provides for events of default, which, if any of them occurs, would permit or require the principal, premium, if any, interest and any other monetary obligations on all the then outstanding senior notes issued under the Senior Indenture to be due and payable immediately.

4.  Senior Subordinated Indenture and Senior Subordinated Notes due 2015

General

On October 6, 2005, Newton Acquisition Merger Sub., Inc. issued $500.0 million aggregate principal amount of 10 3/8% senior subordinated notes under a Senior Subordinated Indenture (the “Senior Subordinated Indenture”) among Newton Acquisition Merger Sub, Inc., Wells Fargo Bank, National Association, as trustee, Newton Acquisition, Inc. and the subsidiary guarantors.  Immediately following the closing of the offering and as part of the Transactions, The Neiman Marcus Group, Inc. as the surviving corporation under the Merger assumed all the obligations of Newton Acquisition Merger Sub, Inc. under the Senior Subordinated Indenture.  The Senior Subordinated notes will mature on October 6, 2015.

Interest on the senior subordinated notes is payable in cash semi-annually in arrears on each April 15 and October 15 commencing April 15, 2006. The Company will make each interest payment to the Holders of record of the senior subordinated notes on the immediately preceding April 1 and October 1.

Guarantees

The senior subordinated notes are guaranteed, jointly and severally, on an unsecured, senior subordinated basis, by each of our wholly-owned domestic subsidiaries that guarantee our obligations under our new senior secured credit facilities and by Newton Acquisition, Inc., our immediate parent company.

Ranking

The senior subordinated notes and the guarantees thereof are our and the guarantors’ unsecured, senior subordinated obligations and rank:

•                  junior to all of our and the guarantors’ existing and future senior indebtedness, including the senior notes and any borrowings under our new senior secured credit facilities, and the guarantees thereof, our existing 2028 debentures and, pending their redemption, our existing 2008 notes;

•                  equally with any of our and the guarantors’ future senior subordinated indebtedness; and

•                  senior to any of our and the guarantors’ future subordinated indebtedness.

In addition, the senior subordinated notes are structurally subordinated to all existing and future liabilities, including trade payables, of our subsidiaries that are not providing guarantees.

Mandatory Redemption; Offer to Purchase; Open Market Purchases

The Company is not required to make any mandatory redemption or sinking fund payments with respect to the senior subordinated notes. However, under certain circumstances, the Company may be required to offer to purchase senior subordinated notes as described under “Repurchase at the Option of Holders” below.  The Company may from time to time acquire senior subordinated notes by means other than a redemption, whether by tender offer, in open market purchases, through negotiated transactions or otherwise, in accordance with applicable securities laws.

Optional Redemption

Except as described below, the senior subordinated notes are not redeemable at the Company’s option prior to October 15, 2010. From and after October 15, 2010, the Company may redeem the senior subordinated notes, in whole or in part, upon not less than 30 nor more than 60 days’ prior notice at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, and Additional Interest (as defined in the Senior Subordinated Indenture), if any, thereon to the applicable redemption date, subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the twelve-month period beginning on October 15 of each of the years indicated below:

Year	Percentage
2010	105.188%
2011	103.458%
2012	101.729%
2013 and thereafter	100.000%

Prior to October 15, 2008, the Company may, at its option, redeem up to 35% of the sum of the original aggregate principal amount of senior subordinated notes (and the original principal amount of any Additional Senior Subordinated Notes) issued under the Senior Subordinated Indenture at a redemption price equal to 110.375% of the aggregate principal amount thereof, plus accrued and unpaid interest, and Additional Interest, if any, thereon to the redemption date, subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date, with the net cash proceeds of one or more equity offerings of the Company or any direct or indirect parent of the Company to the extent such net proceeds are contributed to the Company; provided that:

•                  at least 50% of the sum of the aggregate principal amount of senior subordinated notes originally issued under the Senior Subordinated Indenture and any Additional Senior Subordinated Notes issued under the Senior Subordinated Indenture after the Issue Date remain outstanding immediately after the occurrence of each such redemption; and

•                  each such redemption occurs within 90 days of the date of closing of each such equity offering.

At any time prior to October 15, 2010, the Company may also redeem all or a part of the senior subordinated notes, upon not less than 30 nor more than 60 days’ prior notice, at a redemption price equal to 100% of the principal amount of senior subordinated notes redeemed plus an applicable premium, as provided in the Senior Subordinated Indenture, as of, and accrued and unpaid interest and Additional Interest, if any, to the redemption date, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date.

Repurchase at the Option of Holders

Change of Control

Upon the occurrence of a change of control, the Company will make an offer to purchase all of the senior subordinated notes at a price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, and Additional Interest, if any, to the date of purchase, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date.

Certain Covenants

The indentures governing the senior subordinated notes contain covenants that limit our ability and certain of our subsidiaries’ ability to:

•                  incur additional indebtedness;

•                  pay dividends on our capital stock or redeem, repurchase or retire our capital stock or subordinated indebtedness;

•                  make investments;

•                  create restrictions on the payment of dividends or other amounts to us from our restricted subsidiaries that are not guarantors of the notes;

•                  engage in transactions with our affiliates;

•                  sell assets, including capital stock of our subsidiaries;

•                  consolidate or merge;

•                  create liens; and

•                  enter into sale and lease back transactions.

Our Brand Development Companies are not subject to the covenants contained in the Senior Indenture.

Events of Default

The Senior Subordinated Indenture also provides for events of default, which, if any of them occurs, would permit or require the principal, premium, if any, interest and any other monetary obligations on all the then outstanding senior notes issued under the Senior Subordinated Indenture to be due and payable immediately, subject to certain exceptions.

5.  Registration Rights Agreement

On October 6, 2005, the Company entered into a registration rights agreements with respect to the senior notes and the senior subordinated notes described above.  The Company, the Guarantors and Newton Acquisition, Inc. agree pursuant to the Registration Rights Agreement that they will, subject to certain exceptions, use their reasonable best efforts to

(1)          file one or more registration statements (the “Exchange Offer Registration Statement”) with the SEC with respect to a registered offer (the “Registered Exchange Offer”) to exchange the notes of each series for new notes of the same series of the Company (the “Exchange Notes”) having terms substantially identical in all material respects to such series of notes being exchanged (except that the Exchange Notes will not contain terms with respect to transfer restrictions); and

(2)          cause the Exchange Offer to be completed or, if required as set forth below, to have one or more shelf registration statements declared effective, within 360 days after the issue date of the notes.

Any failure to comply with specified provisions of the registration rights agreement would result in additional interest becoming payable on the senior notes or senior subordinated notes, as the case may be.

6.  Management Arrangements

The Company has entered into an employment agreement with Burton M. Tansky that provides that he will act as chief executive officer until October 2008. Thereafter, under the terms of the agreement and until October 2011, he will act as chairman of the Board and shall have such duties as are customary for the position. This agreement may be terminated by either party on three months’ notice, subject to severance obligations in the event of termination under certain circumstances (as described below). During the period he serves as chairman, Mr. Tansky will be entitled to 75% of the base compensation he earned as chief executive officer. Mr. Tansky will, under certain circumstances, be entitled to severance similar to that provided in his change of control termination protection agreement, described in the Company’s Current Report on Form 8-K filed on April 1, 2005, once the two-year period of that agreement has ended, except that (i) the severance multiple after (a) a change of control subsequent to the change of control that occured upon completion of the Merger or (b) the third anniversary of the completion of the Merger will be two times rather than three times; and (ii) upon a subsequent change of control, Mr. Tansky will be permitted to terminate his employment with the Company within a thirty-day period commencing on the six-month anniversary of the subsequent change of control and receive severance under his agreement.

Certain members of management, including Burton M. Tansky, Karen Katz, James Skinner, Brendan Hoffman and James Gold, along with 21 other members of management, elected to invest in Newton Acquisition, Inc. by contributing cash or equity interests in the Company, or a combination of both, to Newton Acquisition, Inc. prior to the merger and receiving equity interests in Newton Acquisition, Inc. in exchange therefor immediately after completion of the Merger pursuant to rollover agreements with the Company and Newton Acquisition, Inc. entered into on October 3 and 4, 2005.  The aggregate amount of this investment was approximately $25.6 million.

7.  Management Services Agreement

In connection with the Transactions, we entered into a management services agreement with affiliates of the Sponsors pursuant to which affiliates of one of the Sponsors received on the closing date a transaction fee of $25 million in cash in connection with the Transactions. Affiliates of the other Sponsor have waived any cash transaction fee in connection with the Transactions. In addition, pursuant to such agreement, and in exchange for consulting and management advisory services that will be provided to us by the Sponsors and their affiliates, affiliates of the Sponsors will receive an aggregate annual management fee equal to the lesser of (i) 0.25% of consolidated annual revenue and (ii) $10 million. In addition, affiliates of the Sponsors are entitled to receive reimbursement for out-of-pocket expenses incurred by them or their affiliates in connection with the provision of services pursuant to the agreement. The management services agreement also provides that affiliates of the Sponsors may receive fees in connection with certain subsequent financing and acquisition or disposition transactions. The management services agreement includes customary exculpation and indemnification provisions in favor of the Sponsors and their affiliates.

Item 1.02 Termination of Material Definitive Agreement

1.  Termination of Certain Compensation Plans

At the completion of the Merger, the non-qualified deferred compensation plans (not including any Supplemental Executive Retirement Plans) terminated, including the key employee bonus plan, key employee deferred compensation plan and deferred compensation plan for non-employee directors in which our executive officers or directors participate, and we caused all accounts thereunder to be distributed in cash to participants, less any required withholding taxes.

At the completion of the Merger, the Company’s equity incentive plans, including the 1987 Stock Incentive Plan, the 1997 Incentive Plan and the 2005 Stock Incentive Plan, were terminated and all awards thereunder were cashed out in accordance with the Merger Agreement.

2.  Redemption of our Existing 2008 Notes

On October 6, 2005, we issued a notice to the holders of our existing 2008 notes to redeem all outstanding 2008 notes on November 7, 2005 pursuant to the terms of the indenture governing such notes, at a redemption price equal to the greater of (a) 100% of the principal amount of our existing 2008 notes and (b) the sum of the present values of the remaining scheduled payments thereon, discounted on a semiannual basis at a defined treasury rate plus 15 basis points, plus accrued interest. Because the treasury rate used in calculating the redemption payment will be measured on the third business day before the redemption date of November 7, 2005, we currently do not know the exact amount of the required redemption payment.  On October 6, 2005, however, we deposited into a segregated account approximately $135.5 million, the estimated amount of the redemption payment that we based on certain assumptions.  Until their redemption on November 7, 2005, our existing 2008 notes will be equally and ratably secured by a first lien security interest on the same assets securing our existing 2028 debentures, to the extent required pursuant to the terms of the indenture governing our existing 2008 notes.

3.  Repayment of Loan

On October 6, 2005, Mr. Tansky fully paid an outstanding loan balance under our former Key Executive Stock Purchase Loan Plan in the amount of $369,253.

Section 2 – Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Sections 1, 2, 3 and 4 of Item 1.01 are incorporated by reference to this Item 2.03.

Section 3 – Securities and Trading Markets

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the closing of the Merger, the Company notified the New York Stock Exchange (the “NYSE”) on October 6, 2005 that each share of Company Common Stock was canceled and automatically converted into the right to receive $100.00, without interest, and requested that the NYSE file with the Securities and Exchange Commission an application on [Form 25] to report that the shares of Company Common Stock are no longer listed on the NYSE.

Section 5 – Corporate Governance and Management

Item 5.01  Changes in Control of Registrant.

On October 6, 2005, pursuant to the terms of the Merger Agreement, the Sponsors consummated the acquisition of the Company through the Merger of Newton Acquisition Merger Sub, Inc. with and into the Company.  The Company was the surviving corporation in the Merger.  As a result of the Merger, all of our issued and outstanding capital stock is held by Newton Acquisition, Inc., and all of the issued and outstanding capital stock of Newton Acquisition, Inc. is owned directly, or indirectly through Newton Holding, LLC, by the Investors.

Newton Holding, LLC Limited Liability Company Operating Agreement

On October 6, 2005, the Sponsor Funds and the Co-Investors entered into a limited liability company operating agreement in respect of our indirect parent company, Newton Holding, LLC (the “LLC Agreement”). The LLC Agreement contains agreements among the parties with respect to the election of our directors and the directors of our parent companies, restrictions on the issuance or transfer of interests in us, including tag-along rights and drag-along rights, and other corporate governance provisions (including the right to approve various corporate actions).

Pursuant to the LLC Agreement, each of the Sponsors has the right, which is freely assignable to other Investors, to nominate four directors, and the Sponsors are jointly entitled to nominate additional individuals, including individuals unaffiliated with the Investors, also to serve as directors. The right of each of the Sponsors to nominate directors is subject to its respective ownership percentage in Newton Holding, LLC remaining above a specified percentage of its initial ownership. Each of the Sponsors has the right to have at least one of its directors sit on each committee of the Board of Directors, to the extent permitted by the applicable laws and regulations.

The Sponsors assigned the right to appoint one of our directors to investment funds that are affiliates of Credit Suisse First Boston and the right to appoint one of our directors to investment funds associated with Leonard Green & Partners.

For purposes of any board action, each director nominated by TPG or Warburg Pincus has three votes and each of the other directors has one vote. Certain major decisions of the board of directors of Newton Holding, LLC require the approval of each of TPG and Warburg Pincus, and certain other decisions of the board of directors of Newton Holding, LLC require the approval of a specified number of directors designated by each of TPG and Warburg Pincus, in each case subject to the requirement that their respective ownership percentage in Newton Holding, LLC remains above a specified percentage of their initial ownership percentage.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

In connection with the Merger, each of John R. Cook, Gary L. Countryman, Matina S. Horner, Brian J. Knez, Vincent M. O’Reilly, Walter J. Salmon, Carl Sewell, Richard A. Smith, Robert A. Smith and Paula Stern voluntarily resigned from the board of directors of the Company on October 6, 2005.

Following such resignations, eight new directors were elected to the Company’s board of directors: David Barr, a managing director of Warburg Pincus LLC and a general partner of Warburg Pincus & Co., Ron Beegle, Operating Partner and Chairman of Global Consumer Retail Investors for DLJ Merchant Banking Partners, Jonathan Coslet, a partner of Texas Pacific Group, James Coulter, co-founder and Managing General Partner of Texas Pacific Group, John G. Danhakl, a Managing Partner of Leonard Green & Partners, L.P., Sidney Lapidus, a Managing Director and Senior Advisor of Warburg Pincus LLC, Kewsong Lee, a managing director of Warburg Pincus LLC and a general partner of Warburg Pincus & Co. and Carrie Wheeler, a partner of Texas Pacific Group.  The Sponsors anticipate that they will elect additional individuals, including individuals unaffiliated with the Investors, to also serve as directors.

As a result of their respective positions with each of the Sponsors, one or more of David Barr, Jonathan Coslet, James Coulter, Sidney Lapidus, Kewsong Lee and Carrie Wheeler may be deemed to have an indirect material interest in the Management Services Agreement entered into by the Company and each of the Sponsors on October 6, 2005.  Accordingly, the information set forth in Section 7 of Item 1.01 is incorporated by reference into this Item 5.02.

As of October 6, 2005, in connection with the Merger, the Company entered into a definitive employment agreement with Burton M. Tansky.  The information set forth in Section 6 of Item 1.01 is incorporated by reference into this Item 5.02.

Pursuant to the LLC Agreement, the Sponsors and certain other Investors are entitled to nominate the members of our board of directors.

Item 5.03  Amendments to Articles of Incorporation and By-laws

On October 6, 2005, the Company amended and restated its certificate of incorporation and by-laws. As amended and restated, the certificate of incorporation and by-laws each set the number of directors constituting the board of directors of the Company (the “Board”) at not less than one nor more than fifteen, and provide that the Board will consist of two classes of directors that will be referred to as “Sponsor Directors” and “Non-Sponsor Directors.” The number of Sponsor Directors will be up to six and all other directors serving on the Board will be Non-Sponsor Directors. Each director elected or appointed to the Board will be specifically designated as either a Sponsor Director or a Non-Sponsor Director by resolution adopted by the affirmative vote of the holders of the majority of the outstanding common stock of the Company. For purposes of any action taken or determination made by the Board, each Sponsor Director will have three votes and each Non-Sponsor Director will have one vote.

The amended and restated certificate of incorporation and the amended and restated by-laws also contain provisions limiting directors’ obligations in respect of corporate opportunities and the amended and restated certificate of incorporation provides that Section 203 of the Delaware General Corporation Law will not apply to the Company. Section 203 restricts transactions between a corporation and “interested stockholders,” generally defined as stockholders owning 15% or more of the voting stock of a corporation.

Section 9 – Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits

(c)           Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of the Company.

3.2	Amended and Restated Bylaws of the Company.

4.1	Senior Indenture dated as of October 6, 2005, among Holdings, Newton Acquisition Merger Sub., Inc., the Subsidiary Guarantors and Wells Fargo Bank, National Association in its capacity as trustee.

4.2

Senior Subordinated Indenture dated as of October 6, 2005, among Holdings, Newton Acquisition Merger Sub., Inc., the Subsidiary Guarantors and Wells Fargo Bank, National Association in its capacity as trustee.

4.3	Form of 9%/9 3/4% Senior Notes due 2015 (included in Exhibit 4.1).

4.4	Form of 10 3/8% Senior Subordinated Notes due 2015 (included in Exhibit 4.2).

4.5	Registration Rights Agreement dated October 6, 2005, among Holdings, Newton Acquisition Merger Sub., Inc., the Subsidiary Guarantors, the Company and the Initial Purchasers.

10.1	Employment Agreement dated as of October 6, 2005 by and among the Company, Newton Acquisition Merger Sub, Inc., Newton Acquisition, Inc. and Burton M. Tansky.

10.2	Rollover Agreement dated as of October 4, 2005 by and among the Company, Newton Acquisition, Inc. and Burton M. Tansky.

10.3	Form of Rollover Agreement by and among the Company, Newton Acquisition, Inc. and certain members of management.

10.4

Credit Agreement dated as of October 6, 2005, among Holdings, Newton Acquisition Merger Sub., Inc., the Company, the Subsidiary Guarantors, Deutsche Bank Trust Company Americas, as administrative agent and collateral agent, Credit Suisse and Deutsche Bank Securities Inc., as joint lead arrangers, Banc of America Securities LLC and Goldman Sachs Credit Partners L.P., as co-arrangers, Credit Suisse, Deutsche Bank Securities Inc., Banc of America Securities LLC and Goldman Sachs Credit Partners L.P., as joint bookrunners, and Credit Suisse, Banc of America Securities LLC and Goldman Sachs Credit Partners L.P. as co-syndication agents, General Electric Capital Corporation as documentation agent and the lenders thereunder.

10.5

Credit Agreement dated as of October 6, 2005, among Holdings, Newton Acquisition Merger Sub., Inc., the Company, the Subsidiary Guarantors, Credit Suisse, as administrative agent and collateral agent, Credit Suisse and Deutsche Bank Securities Inc. as joint lead arrangers, Banc of America Securities LLC and Goldman Sachs Credit Partners L.P. as co-arrangers, Credit Suisse, Deutsche Bank Securities Inc., Banc of America Securities LLC and Goldman Sachs Credit Partners L.P. as joint bookrunners, Deutsche Bank Securities Inc., Banc of America Securities LLC and Goldman Sachs Credit Partners L.P. as co-syndication agents and the lenders thereunder (the “Term Loan Credit Agreement”).

10.6

Pledge and Security Agreement dated as of October 6, 2005 among Newton Acquisition Merger Sub., Inc., the Company, Holdings, the Subsidiary Guarantors and Deutsche Bank Trust Company Americas as administrative agent and collateral agent.

10.7

Pledge and Security and Intercreditor Agreement dated as of October 6, 2005, among Newton Acquisition Merger Sub., Inc., the Company, Holdings, the Subsidiary Guarantors and Credit Suisse as administrative agent and collateral agent.

10.8

Lien Subordination and Intercreditor Agreement dated as of October 6, 2005, among Holdings, Newton Acquisition Merger Sub., Inc., the Subsidiary Guarantors, Deutsche Bank Trust Company Americas as revolving facility agent and Credit Suisse as term loan agent.

10.9	Form of Mortgage.

10.10	Form of Leasehold Mortgage.

10.11	Form of Second Priority Mortgage.

10.12	Form of Second Priority Leasehold Mortgage.

10.13	Amendment Number 1, dated as of October 6, 2005, to the Term Loan Credit Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE NEIMAN MARCUS GROUP, INC. (Registrant)

Date: October 12, 2005	By:	/s/ Nelson A. Bangs
Nelson A. Bangs
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of the Company.

3.2	Amended and Restated Bylaws of the Company.

4.1	Senior Indenture dated as of October 6, 2005, among Holdings, Newton Acquisition Merger Sub., Inc., the Subsidiary Guarantors and Wells Fargo Bank, National Association in its capacity as trustee.

4.2

Senior Subordinated Indenture dated as of October 6, 2005, among Holdings, Newton Acquisition Merger Sub., Inc., the Subsidiary Guarantors and Wells Fargo Bank, National Association in its capacity as trustee.

4.3	Form of 9%/9 3/4% Senior Notes due 2015 (included in Exhibit 4.1).

4.4	Form of 10 3/8% Senior Subordinated Notes due 2015 (included in Exhibit 4.2).

4.5	Registration Rights Agreement dated October 6, 2005, among Holdings, Newton Acquisition Merger Sub., Inc., the Subsidiary Guarantors, the Company and the Initial Purchasers.

10.1	Employment Agreement dated as of October 6, 2005 by and among the Company, Newton Acquisition Merger Sub, Inc., Newton Acquisition, Inc. and Burton M. Tansky.

10.2	Rollover Agreement dated as of October 4, 2005 by and among the Company, Newton Acquisition, Inc. and Burton M. Tansky.

10.3	Form of Rollover Agreement by and among the Company, Newton Acquisition, Inc. and certain members of management.

10.4

Credit Agreement dated as of October 6, 2005, among Holdings, Newton Acquisition Merger Sub., Inc., the Company, the Subsidiary Guarantors, Deutsche Bank Trust Company Americas, as administrative agent and collateral agent, Credit Suisse and Deutsche Bank Securities Inc., as joint lead arrangers, Banc of America Securities LLC and Goldman Sachs Credit Partners L.P., as co-arrangers, Credit Suisse, Deutsche Bank Securities Inc., Banc of America Securities LLC and Goldman Sachs Credit Partners L.P., as joint bookrunners, and Credit Suisse, Banc of America Securities LLC and Goldman Sachs Credit Partners L.P. as co-syndication agents, General Electric Capital Corporation as documentation agent and the lenders thereunder.

10.5

Credit Agreement dated as of October 6, 2005, among Holdings, Newton Acquisition Merger Sub., Inc., the Company, the Subsidiary Guarantors, Credit Suisse, as administrative agent and collateral agent, Credit Suisse and Deutsche Bank Securities Inc. as joint lead arrangers, Banc of America Securities LLC and Goldman Sachs Credit Partners L.P. as co-arrangers, Credit Suisse, Deutsche Bank Securities Inc., Banc of America Securities LLC and Goldman Sachs Credit Partners L.P. as joint bookrunners, Deutsche Bank Securities Inc., Banc of America Securities LLC and Goldman Sachs Credit Partners L.P. as co-syndication agents and the lenders thereunder (the “Term Loan Credit Agreement”).

10.6

Pledge and Security Agreement dated as of October 6, 2005 among Newton Acquisition Merger Sub., Inc., the Company, Holdings, the Subsidiary Guarantors and Deutsche Bank Trust Company Americas as administrative agent and collateral agent.

10.7

Pledge and Security and Intercreditor Agreement dated as of October 6, 2005, among Newton Acquisition Merger Sub., Inc., the Company, Holdings, the Subsidiary Guarantors and Credit Suisse as administrative agent and collateral agent.

10.8

Lien Subordination and Intercreditor Agreement dated as of October 6, 2005, among Holdings, Newton Acquisition Merger Sub., Inc., the Subsidiary Guarantors, Deutsche Bank Trust Company Americas as revolving facility agent and Credit Suisse as term loan agent.

10.9	Form of Mortgage.

10.10	Form of Leasehold Mortgage.

10.11	Form of Second Priority Mortgage.

10.12	Form of Second Priority Leasehold Mortgage.

10.13	Amendment Number 1, dated as of October 6, 2005, to the Term Loan Credit Agreement.